                                                                     Exhibit 4.3


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


NO. 1

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                          DEMETER BIOTECHNOLOGIES, LTD.


This certifies that, for value received, CEO Venture Fund III, or registered assignees ("Holder"), is entitled, subject to the terms set forth below, to purchase from Demeter Biotechnologies, Ltd. (the "Company"), a Colorado corporation, 4,965,556 shares of Common Stock of the Company ("Common Stock"), as constituted on the date hereof (the "Warrant Issue Date"), upon surrender thereof, at the principal office of the Company, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

         1. TERM OF WARRANT.

                  This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Eastern Standard Time on June 14, 2008 (the "Original Term"), and shall be void thereafter.

         2. EXERCISE PRICE AND NUMBER OF SHARES.

                  2.1 EXERCISE PRICE. The price at which this Warrant may be exercised (the "Exercise Price") shall be $0.45 per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

                  2.2 NUMBER OF SHARES. The number of shares of Common Stock which may be purchased pursuant to this Warrant shall be 4,965,556 shares, subject to adjustment as provided in Section 11 hereof.

                  2.3 CALL PROVISIONS.

                           (a) At any time after December 31, 1998 and so long
as the Company's Common Stock is listed on the New York or American Stock Exchanges or traded on NASDAQ (each an "Exchange"), the Company may deliver to the Holder a Call Notice (as defined in paragraph (d) below) provided that the closing price of the Company's common stock on an Exchange is $1.50 or more per share (as adjusted for any stock splits or stock combinations) for each of the forty (40) consecutive trading days immediately preceding the date of the Call Notice.

                           (b) Upon receipt of a Call Notice complying with the
provisions of (a) above, the Holder shall have a period of sixty (60) calendar days to elect to exercise all or a portion of this Warrant in accordance with the terms of Section 3 hereof. Upon such exercise, in addition to receiving the number of shares of Common Stock to which the Holder shall be entitled hereunder, the Holder shall also receive a new warrant (the "Replacement Warrant") having the terms as set forth herein. Following a Call Notice, any purchase rights under this Warrant not exercised in accordance with this paragraph shall expire and this Warrant shall be terminated.

                           (c) The Replacement Warrant shall be exercisable for
one (1) share of Common Stock for every two (2) shares of Common Stock purchased pursuant to (b) above. The exercise price under the Replacement Warrant shall be $1.50 per share subject to the same adjustment provisions as set forth in
Section 11 hereof. The term of the Replacement Warrant shall be the longer of two (2) years from the date of issuance or the balance of the Original Term. In all other respects, the Replacement Warrant shall have the same terms and conditions as this Warrant except that the call terms of this Section 2 shall not apply to the Replacement Warrant.

                           (d) A Call Notice shall be delivered by the Company
in writing to the Holder pursuant to the provisions of Section 9 hereof and shall specify that it is being submitted pursuant to this Section 2 and shall include evidence of the closing price of the Company's common stock for the forty (40) consecutive trading days immediately prior to the date of such notice.

         3. EXERCISE OF WARRANT.

                           (a) The purchase rights represented by this Warrant
are exercisable by the Holder in whole or in part, at any time, or from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment.

                           (b) This Warrant shall be deemed to have been
exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to



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


receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

         4. NO FRACTIONAL SHARES OR SCRIP.

                  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

         5. REPLACEMENT OF WARRANT.

                  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

         6. RIGHTS OF STOCKHOLDERS.

                  Subject to Sections 9 and 11 of this Warrant and the provisions of any other written agreement between the Company and the Holder, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

         7. TRANSFER OF WARRANT.

                  7.1 EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for exchange, properly endorsed, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, of the number of shares issuable upon exercise hereof.

                  7.2 COMPLIANCE WITH SECURITIES LAWS.

                           (a) The Holder of this Warrant, by acceptance hereof,
acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                           (b) This Warrant and all shares of Common Stock
issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                  THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED UPON EXERCISE OR CONVERSION THEREOF MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

         8. RESERVATION OF STOCK.

                  The Company covenants that during the term that this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation (the "Articles") to provide sufficient reserves of shares of Common Stock issuable upon the exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

         9. NOTICES.

                           (a) Whenever the Exercise Price or number of shares
purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such


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adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) or personally delivered to the Holder of this Warrant.

                           (b) In case:

                                    (i) the Company shall take a record of the
                  holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                                    (ii) of any capital reorganization of the
                  Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

                                    (iii) of any voluntary dissolution,
                  liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed or personally deliver to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

                           (c) All such notices, advices and communications
shall be deemed to have been received, (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

         10. AMENDMENTS.

                           (a) Any term of this Warrant may be amended with the
written consent of the Company and the Holder.

                           (b) No waivers of, or exceptions to, any term,
condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.


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


         11. ADJUSTMENTS.

                  The Exercise Price and the number of shares purchasable hereunder is subject to adjustment from time to time as follows:

                  11.1 REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                  11.2 RECLASSIFICATION. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

                  11.3 SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split,


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


subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                  11.4 ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock, other securities or property available by this Warrant as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

                  11.5 ISSUANCE OF SHARES BELOW EXERCISE PRICE.

                           (a) If at any time or from time to time after the
Warrant Issue Date, the Company shall issue or sell Additional Shares of Common Stock (as hereinafter defined) other than as a dividend or other distribution on any class of stock and other than upon a subdivision or combination of shares of Common Stock for a consideration for shares less than the Exercise Price, then forthwith upon such issue or sale, the Exercise Price shall be reduced to a price equal to the consideration per share received by the Company upon such issue or sale.

                           (b) For the purpose of this Section 11.6, the
consideration received by the Company for any issue or sale of securities shall,
(i) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, concessions or compensation paid or allowed by the Company in connection with such issue or sale, (ii) to the extent it consists of a service or property other than cash, be computed at the fair value of that service or property as determined in good faith by the Board; and (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.


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


                           (c) For the purpose of the calculations provided in
this Section 11.5, if at any time or from time to time after the Warrant Issue Date the Company shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such Common stock or securities being hereinafter referred to as "Convertible Securities"), then, and in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the Exercise Price the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, payable to the Company upon exercise or conversion of such options or rights. "Effective Price" shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.

                  If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the adjustment to the number of shares available hereunder upon the issuance of such rights, options or Convertible Securities shall be readjusted to the number of shares that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company on the conversion of such Convertible Securities.

                           (d) For the purpose of the calculations provided for
in this Section 11.5, if at any time or from time to time after the Warrant Issue Date the Company shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then Exercise Price, the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon the conversion of such Convertible Securities. "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Exercise Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities.


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


                  The provisions of subsection (c) above for readjustment upon the expiration of rights or options or the rights of conversion of Convertible Securities, shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this subsection (d).

                           (e) The term "Additional Shares of Common Stock" as
used herein shall mean all shares of Common Stock issued or deemed issued by the Company after the Warrant Issue Date whether or not subsequently reacquired or retired by the Company, other than (i) securities issued pursuant to the terms of the Stock Purchase Agreement dated as of June 15, 1998, by and among the Company and various shareholders; (ii) shares of Common Stock issued upon conversion of convertible securities or the exercise of warrants; (iii) up to an aggregate of 3,000,000 shares of Common Stock issued to employees, officers or directors pursuant to any stock offering, plan or arrangement approved by the Board of Directors of the Company; (iv) up to an aggregate of 5,520,000 shares of Common Stock upon exercise of options granted as of May 1, 1998; and (v) up to an aggregate of 444,444 shares of Common Stock to trade creditors of the Company to settle up to $200,000 of indebtedness of the Company existing as of the date hereof provided such issuances are at $.45 per share or more.

                  11.6 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

                  11.7 NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

         12. REGISTRATION RIGHTS.

                  Upon exercise of this Warrant, the Holder shall have and be entitled to exercise, together with all other holders of Registrable Securities possessing registration rights under that certain Shareholders Agreement, of even date herewith, between the Company and the parties who have executed the counterpart signature pages thereto or are otherwise bound thereby (the "Shareholders Agreement"), the rights of registration granted under the Shareholders Agreement to Registrable Securities. By its receipt of this Warrant, Holder agrees to be bound by the Shareholders Agreement.


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


         13. ASSIGNMENT.

                  This Warrant shall be assignable by the holder only to one or more permitted assignees of the holder's Registrable Securities pursuant to the terms of the Shareholder's Agreement and only in conjunction with one or more assignments of such Registrable Securities.

                  GOVERNING LAW. This Warrant shall be governed by the internal laws of the Commonwealth of Pennsylvania.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  June 15, 1998

HOLDER:

CEO VENTURE FUND III                         DEMETER BIOTECHNOLOGIES, LTD.


By: /s/ James Colker                         By: /s/ Richard D. Ekstrom
    -------------------------                   ---------------------------


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


                               NOTICE OF EXERCISE


TO:      Demeter Biotechnologies, Ltd.


         (1) The undersigned hereby elects to purchase _______ shares of Common Stock of Demeter Biotechnologies, Ltd. pursuant to the terms of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock or the Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock or Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

         (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                                  ______________________________
                                                  (Name)



                                                  ______________________________
                                                  (Name)


         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:



                                                  ______________________________
                                                  (Name)



______________________________                    ______________________________
(Date)                                            (Signature)



                                      -11-